SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)       February 22, 1998

                       METROPOLITAN HEALTH NETWORKS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Florida                        0-28456                 65-0635748
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(State or other jurisdiction        (Commission File          (IRS Employer
 or incorporation)                      Number)             Identification No.)



               5100 Town Center Circle, Boca Raton, Florida 33486
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (561) 416-9484

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          (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

         On November 30, 1997, Metropolitan Health Networks, Inc. (the "Registrant" or the "Company"), Metcare, VI, Inc. ("Metcare"), a wholly-owned subsidiary of the Company (Subsidiary) and Trident Medical Concepts, Inc. ("Trident") entered into a definitive merger agreement which Merger Agreement was amended on January 13, 1998 and February 22, 1998 (collectively the "Merger Agreement") pursuant to which Trident was merged into Metcare. Pursuant to the Merger Agreement, each share of common and preferred stock of Trident issued and outstanding immediately preceding February 27, 1998, the Effective Date, were converted into the right to receive 1.15 shares of the Common Stock of the Company for an aggregate amount of 7,539,869 shares. The principals followed in determining the amount of shares issued to the shareholders of Trident include the worth of the businesses considering their historical, present and future business operations, and the market for the Company's shares, including the depth and trading activity in the shares.

         The Merger Agreement also provides that the Company shall have the absolute right to cause the Merger to be unwound solely upon the occurrence of any of the following events: (i) failure by Parent to receive the audited Financial Statements described in Section 7.1(f) by March 3, 1998 in substantially the same form as previously delivered in "draft" to Parent and included herewith; or (ii) failure to obtain Lender's Consent to the Merger Agreement, as amended, or to replace Lender by May 1, 1998; or (iii) the receipt by Trident of a notice of Event of Default as described in the Financing Agreement dated as of December 5, 1997.

         Trident is an integrated, multi-disciplinary, medical management company, which acquires and operates medical practices having a strong orientation in General Medicine and the Neuromusculoskeltal specialties, supported by appropriate diagnostic services such as Radiology and Physical Therapy. The Company has developed a medical network in the three county area comprising South Florida and intends to become the dominant provider of its services in each of the markets in which its operates.

         Pursuant to the Merger Agreement, Anthony J. Gigliotti, CEO of Trident at the time of the transaction, will serve as Chairman of the board of directors of the Company, and Randall P. Stern and Gerald Katz will also serve as directors of the Company. Additionally, Christopher Harkins, the CFO of Trident at the time of the transaction, will serve as Executive Vice President and Principal Accounting Officer of the Company, and Roberto Palenzuela, Corporate Counsel of Trident at the time of the transaction, will serve as Executive Vice President and Corporate Counsel of the Company.

         Noel Guillama, the Company's Chief Executive Officer and Chairman of the Board at the time of the transaction who is also a principal shareholder of the Company, and Bonnie Hilderbrand a 8.0% shareholder of the Company, also hold 3.8% and 7.6%, respectively, of the shares of Common Stock of Trident.

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


         The information herein is qualified in its entirety by reference to the Merger Agreement and Promissory Note filed as part of this Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) and (b)  Financial Statements and Pro Forma Financial Information.

             As of the date of filing of the Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements and Pro Forma Financial Information required by this Item 7. In accordance with the Item 7(a)(4) of Form 8-K, such unaudited financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 9, 1998, the date hereof.

(c)          Exhibits.

             10.1 Agreement and Plan of Merger dated November 30, 1997 by and among the Company, Metcare VI, Inc. and Trident Medical Concepts, Inc.

             10.2 First Amendment to Merger Agreement dated January 13, 1998 by and among the Company, Metcare VI, Inc. and Trident Medical Concepts, Inc.

             10.3     Second Amendment to Merger Agreement dated February
                      22, 1998 by and among the Company, Metcare VI, Inc. and Trident Medical Concepts, Inc.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              METROPOLITAN HEALTH NETWORKS, INC.


                                              By:  /s/ Donald B. Cohen
                                                   -----------------------------
                                                   Donald B. Cohen
                                                   Executive Vice President and
                                                   Chief Financial Officer

Dated:  March 9, 1998


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